UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/13/2014

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

NutriSystem, Inc. (the "Company") held its annual meeting of stockholders on May 13, 2014. The following proposals were submitted by the Board of Directors to a vote of the Company's stockholders and the final results of the voting on each proposal are noted below.

Proposal 1        Election of Directors

The stockholders elected the following individuals to serve as Directors until the Company's 2015 Annual Meeting of Stockholders as follows:

Name                              Votes For                 Votes Withheld         Broker Non-Votes

Robert F. Bernstock            19,751,605                 225,830                5,587,994
Paul Guyardo                      19,792,053                 185,382                5,587,994
Michael J. Hagan                 19,779,166                 198,269                5,587,994
Jay Herratti                          19,756,565                 220,870                5,587,994
Brian P. Tierney                  19,738,957                 238,478                5,587,994
Andrea Weiss                      19,670,719                 306,716                5,587,994
Stephen T. Zarrilli               19,789,285                 188,150                5,587,994
Dawn M. Zier                      19,743,372                 234,063                5,587,994

Proposal 2        Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 as follows:

       Votes For          Votes Against              Votes Abstained

       25,309,487               214,230                          41,712

Proposal 3        Approval of the Company's Named Executive Officer Executive Compensation

The stockholders approved the compensation paid to the Company's named executive officers as disclosed in the Company's proxy statement as follows:

       Votes For          Votes Against              Votes Abstained            Broker Non-Votes

       19,259,315               512,613                          205,507                       5,587,994

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: May 16, 2014	By:	/s/ Michael P. Monahan
Michael P. Monahan
Chief Financial Officer